UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2021, STORE Capital Corporation (the “Company”) announced that Catherine Long, the Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary of the Company intends to retire from her positions with the Company. Ms. Long has not given notice of a specific retirement date and intends to remain in her current role until a successor is appointed. The Company has engaged an executive search firm to conduct a search to identify candidates for her successor. Ms. Long’s decision to retire is voluntary and is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On February 25, 2021, the Company issued a press release announcing Ms. Long’s intention to retire. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated February 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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STORE Capital Corporation

Dated: February 25, 2021
	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President – General Counsel